SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 23, 2021

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2021, Nemaura Medical Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) pursuant to which the Company may offer and sell from time to time to or through the Agent shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).

The offer and sale of shares of Common Stock through the Agent will be made pursuant to the Registration Statement on Form S-3 (File No. 333-230535), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 8, 2019, and a related prospectus supplement filed with the SEC on the date hereof pursuant to which the Company is offering shares of its Common Stock having an aggregate offering price of up to $100,000,000.

Under the ATM Agreement, the Company may offer and sell shares of Common Stock through the Agent by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Capital Market, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If the Company elects to utilize the ATM Agreement, the Agent would be obligated to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares in accordance with the Company’s instructions (including as to price, time or size limit or other parameters or conditions the Company may impose). The Company will pay the Agent a commission of 3.0% of the gross sales price of any shares of Common Stock sold under the ATM Agreement. The Company has also provided the Agent with customary indemnification rights and has agreed to reimburse the Agent for certain specified expenses up to $20,000 plus up to $2,500 per quarter while the ATM Agreement remains in effect.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of Common Stock under the ATM Agreement. Neither the Company nor the Agent can provide any assurance that the Company will sell any shares under the ATM Agreement, or, if sold, as to the price or amount of shares that may be sold or the dates when such sales may take place. The Company or the Agent may terminate the ATM Agreement by providing notice to the other party.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Anthony L.G., PLLC relating to the Common Stock being offered pursuant to the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	At The Market Offering Agreement, dated July 23, 2021, by and between Nemaura Medical Inc. and H.C. Wainwright & Co., LLC.

5.1	Opinion of Anthony L.G., PLLC.

23.1	Consent of Anthony L.G., PLLC (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

Date: July 23, 2021
	By:	/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury
Chief Executive Officer